SECURITIES AND EXCHANGE COMMISSION

            Washington, D.C.  20549

               ________________


                   FORM 8-K

                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the

        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 1997


            SEARS, ROEBUCK AND CO.

           (Exact name of registrant as specified in charter)


   New York             1-416           36-1750680
(State or Other         (Commission     (IRS Employer
Jurisdiction of         File Number)    Identification No.)
Incorporation)



3333 Beverly Road, Hoffman Estates, Illinois            60179
(Address of principal executive offices)        (Zip Code)







Registrant's telephone number, including area code (847) 286-2500



Item 5. Other Events.

In June 1996, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This statement provides consistent guidance for distinguishing transfers of financial assets (securitizations) that are sales from transfers that are secured borrowings and is effective for securitizations occurring after December 28, 1996 (the last day of Sears fiscal year). SFAS No. 125 requires Sears to recognize a gain on securitizations which qualify as sales. Sears anticipates an increase of approximately $100 to $150 million in 1997 earnings to result from the recognition of gains on receivables expected to be sold after December 28, 1996.



                               SIGNATURES





                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.



                                        SEARS, ROEBUCK AND CO.





Date:  January 7, 1997          By:/S/Alan J. Lacy
                                ALAN J. LACY
                                Executive Vice President and
                                Chief Financial Officer